PRICING SUPPLEMENT NO. 1                                       Rule 424(b)(3)
DATED: January 21, 1998                                      File No. 333-43565
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes     Book Entry Notes
$20,000,000                   [x]                     [x]

Original Issue Date:          Fixed Rate Notes        Certificated Notes
February 2, 1998              [_]                     [_]

Maturity Date:
February 2, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                          Optional           Optional
                      Redemption          Repayment          Repayment
Redeemable On         Price(s)            Date(s)            Price(s)
-------------         ----------          ---------          ---------
N/A                   N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Monthly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  N/A

Spread (plus or minus): +0.10%

----------------------------
*        The 2nd of each month.

**       The 2nd of each month.

***      The one-month LIBOR rate on January 29, 1998

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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